Goldman Sachs Bank USA

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this "**Agreement**"), is among GOLDMAN SACHS BANK USA, (the "**Lender**"), GOLDMAN, SACHS & CO., (the "**Securities Intermediary**"), the Borrower or Borrowers identified on the signature pages hereto and any Pledgor and/or Guarantor identified on the signature pages hereto and is dated as of the date first written on the Lender's signature page hereto (the "**Effective Date**").

ARTICLE I

DEFINITIONS

As used in this Agreement:

"**Account Agreement**" means, as the context may require, that certain Account Agreement (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms) by and between the applicable Pledgor and the Securities Intermediary relating to such Pledgor's Securities Account.

"**Affiliate**" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

"**Affiliate Transaction**" has the meaning given to that term in Section 7.6 of this Agreement.

"**Agreement**" has the meaning given to that term in the Preamble of this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

"**Applicable Interest Rate**" means the percentage, per annum, determined pursuant to Annex I.

"**Bankruptcy Code**" means Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto, as hereafter amended.

"**Borrower**" means, individually and collectively, the one or more Persons signing below as a "Borrower."

"**Business Day**" means, with respect to any borrowing or payment, a day other than Saturday or Sunday on which banks are open for business in New York, New York.

"**Close of Trading**" means, with respect to any Security, the end of the primary trading session established by the principal market for such Security on a Business Day, unless otherwise agreed to by the parties.

"**Co-Borrower**" has the meaning given to that term in Section 9.14 of this Agreement.

"**Co-Guarantor**" has the meaning given to that term in Section 9.14 of this Agreement.

"**Collateral**" has the meaning given to that term in Section 5.1 of this Agreement.

"**Consent Agreement**" means the one or more consent agreements (as the same may be amended, supplemented or otherwise modified from time to time), if any, entered into by and among the Lender, the applicable Pledgor, each Fund listed on Schedule A hereto and the applicable manager of such Fund.

"**Constituent Instruments**" means the certificate of incorporation and by-laws of a corporation; the certificate of limited partnership and agreement of limited partnership of a limited partnership; the partnership agreement of a general partnership; the certificate of formation and operating or comparable agreement of a limited liability company; and the comparable instruments for any other entity, including, with respect to a trust, any agreement or instrument creating such trust.

"**Demand Date**" means the earlier to occur of (i) the date the Obligations become due and payable pursuant to Section 8.1 hereof and (ii) the date on which the Lender demands payment hereunder and/or declares the Obligations to be immediately due and payable in full in cash, which the Lender shall have the ability to do in its sole and absolute discretion.

"**Dollars**" and the sign "**$**" each means the lawful currency of the United States of America.

"**Effective Date**" has the meaning given to that term in the Preamble of this Agreement.

"**Exchange Act**" means the United States Securities Exchange Act of 1934, as amended from time to time.

"**Excluded Property**" means any equity interest in a hedge fund or other type of alternative investment fund held in a Securities Account owned by a Pledgor if such fund has not executed and delivered to the Lender a consent agreement (in form and substance satisfactory to the Lender) acknowledging and agreeing to, among other things, the Lien in favor of the Lender.

"**Existing Margin Account**" means the margin account, if any, held at GS&Co. and listed on the signature page hereto of the applicable Loan Party.

"**Existing Margin Loan**" means the aggregate indebtedness, if any, incurred by a Loan Party as a margin loan extension of credit in such Loan Party's Existing Margin Account.

"**Foreign Securities**" shall mean, unless otherwise agreed, Securities that are principally cleared and settled outside the United States.

"**Fund**" has the meaning given to that term in Schedule A hereto (as such Schedule A may be amended, supplemented or otherwise modified from time to time).

"**Fund Interests**" has the meaning given to that term in Section 5.1 of this Agreement.

"**Goldman Affiliated Group**" means the Lender and GS&Co., together with their present and future Affiliates.

"**Governmental Authority**" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"**GS&Co.**" means Goldman, Sachs & Co., a broker-dealer registered with the United States Securities and Exchange Commission, acting in its capacity as Securities Intermediary and custodian with respect to any Securities Account.

"**Guarantor**" means, individually and collectively, the one or more Persons, if any, signing below as "Guarantor."

"**Indemnified Liabilities**" has the meaning given to that term in Section 9.10 of this Agreement.

"**Indemnified Person**" has the meaning given to that term in Section 9.10 of this Agreement.

"**Insider**" means a person who is an officer, director or beneficial owner of more than 10% of any class of equity securities of an issuer required to file reports pursuant to Section 16(a) of the Exchange Act or otherwise an affiliate of an issuer within the meaning of the Securities Act.

"**Lender**" has the meaning given to that term in the Preamble of this Agreement.

"**Lending Office**" means Lender's office at 200 West Street, New York, NY 10282-2198, or such other office as Lender may designate in writing from time to time to Borrower.

"**Lien**" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever.

"**Loan Documents**" means this Agreement, any other Security Documents and each certificate, agreement or document made or entered into by any Loan Party with or in favor of the Lender in connection with or pursuant to any of the foregoing.

"**Loan Party**" means any Borrower, Guarantor or Pledgor under this Agreement or any other Loan Document.

"**Loans**" has the meaning given to that term in Section 2.1 of this Agreement.

"**Maintenance Value**" means, at any date, the percentage of the Value of Collateral in the Borrower's Securities Account expressed as a Dollar equivalent determined by the Lender in its discretion as provided in Section 5.9 of this Agreement.

"**Maximum Amount**" means the lesser of (a) **$10,000,000** ______________ and (b) the amount the Lender designates as the loan amount based upon the Maintenance Value of the Collateral (the "**Designated Loan Amount**") (the Lender will confirm to the Borrower the Designated Loan Amount upon request from the Borrower and the Designated Loan Amount will also be disclosed on Borrower's account website at www.goldman.com).

"**Notice of Borrowing**" has the meaning given to that term in Section 2.2 of this Agreement.

"**Notice of Exclusive Control**" has the meaning given to that term in Section 5.5(c) of this Agreement.

"**Obligations**" means all unpaid principal of, and accrued and unpaid interest due on, the Loans and all other obligations, interest, fees, charges and expenses of any Loan Party to the Lender arising under or in connection with the Loan Documents, including, without limitation, the guaranty obligations of each Guarantor.

"**OFAC**" means the Office of Foreign Assets Control, Department of the Treasury.

"**Oral Request**" has the meaning given to that term in Section 2.2 of this Agreement.

"**Participant**" has the meaning given to that term in Section 9.11 of this Agreement.

"**Payment Default**" means a nonpayment of any amount of principal or accrued and unpaid interest or any other amount owed hereunder or under any other Loan Document on the date any such amount is due, including when due upon demand by the Lender.

"**Permitted Liens**" means:

1.1 Liens for taxes, assessments, governmental charges or levies or statutory Liens for sums not yet due or being contested in good faith by appropriate proceedings;

1.2 carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings; and

1.3 Securities Intermediary's Liens;

provided that the term "Permitted Liens" shall not include any Lien securing the Obligations.

"**Person**" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

"**Pledgor**" means, individually and collectively, the one or more Persons, if any, signing below as a Pledgor.

"**Regulation U**" means Federal Reserve Board Regulation U, 12 CFR Part 221, as amended from time to time, and any successor regulation or statute.

"**Returned Payment**" has the meaning given to that term in Section 9.15 of this Agreement.

"**Revolving Credit Period**" means the period from and including the Effective Date to but excluding the Demand Date.

"**Rule 144**" means Rule 144 promulgated under the Securities Act, as amended from time to time, and any successor regulation or statute.

"**Securities**" has the meaning given to that term in Section 5.1(a) of this Agreement.

"**Securities Account**" means, individually and collectively, as the context may require, the one or more securities accounts established with the Securities Intermediary pursuant to Section 5.3 of this Agreement, as collateral accounts, including those certain accounts identified on Schedule B hereto together with any and all subaccounts thereof, segregated accounts thereunder and cash or other accounts linked or related thereto, and any and all of their respective successor, replacement or substitute accounts.

"**Securities Act**" means the Securities Act of 1933, as amended from time to time.

"**Securities Intermediary**" has the meaning given to that term in the Preamble of this Agreement.

"**Securities Intermediary's Liens**" means Liens in favor of the Securities Intermediary incurred in the ordinary course of business of settling trades and to otherwise secure payment for property purchased or securities or property sold for any Securities Account and for commissions and fees owing to the Securities Intermediary in respect of any Securities Account.

"**Security Documents**" means, collectively, all agreements (including, without limitation, this Agreement), instruments, documents, financing statements, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or reasonably requested by the Lender to perfect, and maintain perfected, the Lender's Lien in the Collateral.

"**Solvent**" means, when used with respect to any Person, that at the time of determination: (i) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured. For the purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

"**UCC**" means the Uniform Commercial Code as in effect in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lender's security interest in the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement and the other Loan Documents relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

"**USA Patriot Act**" means the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001.

"**Value**" has the meaning set forth in Annex II or otherwise agreed to by Borrower and the Lender in writing. Notwithstanding the previous sentence, in the event that the meaning of Value with respect to particular Securities is not set forth in Annex II or in any other writing, as described in the previous sentence, Value shall be determined in accordance with market practice for the Securities, based on the price for such Securities as of the most recent Close of Trading obtained from a generally recognized source agreed to by the parties or the closing bid quotation at the most recent Close of Trading obtained from such source, plus accrued interest to the extent not included therein. If the relevant quotation did not exist at such Close of Trading, then the Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation.

All undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

ARTICLE II

THE LOANS

2.1 Loans. Following a request pursuant to Section 2.2 below, the Lender may, in its sole discretion, agree from time to time, during the Revolving Credit Period, to extend credit (each such extension of credit, a "**Loan**"

and collectively, the "**Loans**") to the Borrower in an aggregate principal amount not to exceed the Maximum Amount at any time. **BORROWER ACKNOWLEDGES AND AGREES THAT LENDER HAS NO OBLIGATION TO EXTEND CREDIT TO THE BORROWER AND HAS AN UNRESTRICTED RIGHT TO DEMAND PAYMENT IN FULL OF THE LOANS AT ANY TIME.** Subject to the discretion of the Lender and the terms and conditions set forth herein, the Borrower may repay and reborrow the Loans from time to time until the Demand Date.

2.2 Requests for Borrowing. To request a Loan, the Lender shall have received, no later than noon (New York City time) at least three (3) Business Days prior to the proposed borrowing date, a written notice of borrowing submitted by the Borrower (or, if there are Co-Borrowers, any one of them) (a "**Notice of Borrowing**"), which Notice of Borrowing shall be in a form acceptable to the Lender and shall state, among other things, the amount of such proposed borrowing (which shall be in an aggregate minimum principal amount of $100,000 unless otherwise agreed by the Lender), the date of such proposed borrowing and the wiring instructions of the Borrower. After the initial borrowing, the Lender may, in its sole discretion, act upon an oral request from the Borrower (an "**Oral Request**") for any subsequent borrowing permitted hereunder. After the delivery of any Oral Request, upon request from the Lender, the Borrower shall deliver to the Lender for its records a written Notice of Borrowing corresponding to such Oral Request. In submitting an Oral Request, the Borrower accepts all risks of Oral Requests and waives any claim that it may have against the Lender arising from any such Oral Request except those claim(s) arising from the Lender's gross negligence or willful misconduct. Each submission by the Borrower of a Notice of Borrowing or an Oral Request and each acceptance by the Borrower of the proceeds of each Loan requested therein shall be deemed to constitute a representation and warranty by each Loan Party that (i) both before and after giving effect to such Loans the representations and warranties of such Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) the conditions precedent set forth in this Section 2.2 will be satisfied at the time of the making of such Loan.

2.3 Interest. Except as otherwise provided herein, interest on the Obligations shall accrue at a per annum rate equal to the Applicable Interest Rate.

2.4 Method of Payment. All payments hereunder shall be made in Dollars and in immediately available funds to the Lending Office, or such other account as Lender may designate in writing from time to time, to Borrower no later than noon (New York City time) on the date when due. If any principal payment hereunder becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day, and interest thereon shall accrue at the then applicable rate during such extension.

2.5 Repayment of Loans. On the Demand Date the Borrower shall pay the outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon and all other Obligations.

2.6 Optional Prepayments. The Borrower may, at its option, upon notice as provided below, prepay at any time, or from time to time, in whole or in part and without any penalty or premium, other than pursuant to under Section 2.7, the Loans in an amount not less than $100,000, unless otherwise agreed by the Lender.

The Borrower will give the Lender written notice of each optional prepayment under this Section 2.6 not less than two (2) Business Days prior to the proposed date of such prepayment. Each such notice shall specify such requested prepayment date and the aggregate principal amount of the Loan to be prepaid on such date. Once such notice is given, the payment amount specified in such notice shall be due and payable on the date specified, together with any other amounts then due, if any.

2.7 Funding Costs. Without limiting any other provisions contained herein, the Borrower shall reimburse the Lender and hold it harmless from any loss, increased costs or expense which the Lender may sustain or incur as a consequence of:

(a) the failure by the Borrower to make on a timely basis any payment of principal of the Loans; or

(b) the introduction of or any change in the interpretation of any law or regulation (other than in each case any introduction or change in interpretation relating to withholding taxes, which is governed by Section 2.8) or the compliance by the Lender with any guideline, regulation or request from any Governmental Authority (whether or not having the force of law), including, without limitation, the introduction of, change of, change by any Governmental Authority in the interpretation or administration of, or compliance by the Lender or corporation or other entity controlling the Lender with, any capital adequacy regulation. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall in each case be deemed for purposes of this Section 2.7 to be a change in law after the Effective Date, regardless of the date enacted, adopted or issued.

2.8 Taxes; Waiver of Borrower's Right of Set-Off and Counterclaim. All payments by the Loan Parties under this Agreement shall be made free and clear of any restrictions or conditions, without set-off or counterclaim (any such set-off and/or counterclaim rights of Borrower being hereby expressly waived by Borrower, to the maximum extent permissible under the applicable law), and free and clear of, and without any deduction or withholding whether for or on account of tax or otherwise. If any such deduction or withholding is required by law to be made by any Loan Party or any other Person (whether or not a party to, or on behalf of a party to this Agreement) from any sum paid or payable by, or received or receivable from, any Loan Party, such Loan Party shall pay in the same manner and at the same time such additional amounts as will result in the Lender's receiving and retaining (free from any liability other than tax on its overall net income) such net amount as would have been received by it had no such deduction or withholding been required to be made.

2.9 Application of Payments. All payments received from or on behalf of any Loan Party with respect of the Obligations shall be applied thereto in the order and manner Lender determines in its sole discretion.

2.10 Loan Accounts. In accordance with ordinary procedures, the Lender shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Such record shall, absent demonstrable error, be conclusive evidence of the amount of the Loans made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Loan Party hereunder to pay any amount owing with respect to the Loans or provide the basis for any claim against the Lender.

ARTICLE III

CONDITIONS PRECEDENT TO EFFECTIVENESS

3.1 Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement shall be subject to satisfaction of the following conditions precedent:

(a) The Borrower shall have, or caused to be, furnished to the Lender duly executed copies of the following, each in form and substance satisfactory to the Lender: (i) this Agreement; (ii) the other Security Documents; (iii) a Notice of Borrowing; (iv) if the Loans are to be secured directly or indirectly by margin stock, the appropriate "Federal Reserve Form, Statement of Purpose for an Extension of Credit Secured by Margin Stock" (commonly known as "Form U-1") completed in a manner satisfactory to the Lender; and (v) such other documents as the Lender or its counsel may reasonably request.

(b) The Lender shall have received, and be satisfied with its review of, (i) the Constituent Instruments, (ii) the resolutions or other authorizing action by directors, members, shareholders or trustees, as the case may be, and (iii) the good standing certificate (or similar certificate) of the applicable jurisdiction of formation, in each case, of each Loan Party that is a corporation, limited liability company, partnership, trust or other legal entity.

ARTICLE IV

GUARANTY

4.1 Guaranty. To induce the Lender to make the Loans hereunder, each Guarantor hereby unconditionally guarantees, as primary obligor and not merely as surety, the prompt and complete payment and performance when due, whether by demand, acceleration or otherwise, of the Borrower's Obligations in the currency in which and as such Obligations are to be paid or performed.

4.2 Guaranty Absolute. The Guarantor's guaranty herein is a guaranty of payment and not merely of collection. The Guarantor's obligations under this Agreement shall be absolute and unconditional, irrespective of any lack of capacity or authority of the Borrower or any lack of validity, regularity or enforceability of any provision of any Loan Document or other agreement relating to the Obligations, and the Guarantor's obligations herein shall not be affected in any way by any variation, extension, waiver, compromise or release of any or all of the Obligations or of any security from time to time provided therefor. The Guarantor's obligations herein shall not be affected by any circumstance (other than complete, irrevocable payment or performance) that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Lender makes no representation or warranty in respect of any such circumstance and has no duty or responsibility whatsoever to the Guarantor in respect of the management and maintenance of the Obligations or any collateral therefor. The Lender shall not be obligated to file any claim relating to the Obligations in the event that the Borrower becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure by the Lender to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to the Lender in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect of such Obligations, and the

Guarantor's obligations hereunder shall be reinstated, all as if such payment had not been made. The Guarantor waives any right of set-off or counterclaim which the Guarantor may have or acquire against the Lender. The Guarantor agrees that the Guarantor's guaranty is a continuing guaranty and shall cover any present Obligations, and also all Obligations that have been created or may hereafter be created as such Obligations may be changed from time to time. The Guarantor agrees that the Lender may deal freely with the Borrower with respect to the Obligations, without notice to the Guarantor, the same as if the Guarantor's guaranty herein had not been given, all without in any way affecting the Guarantor's obligations hereunder.

ARTICLE V

LIEN

5.1 Grant of Lien. As security for the full payment and performance of the Obligations, each Pledgor hereby assigns, pledges, grants and conveys to the Lender a continuing first priority Lien on and in the following (collectively, the "**Collateral**"):

(a) such Pledgor's Securities Account and all stocks, bonds, security entitlements, financial assets or other securities or investment property (as such terms are defined in the UCC) now or hereafter in the possession, custody or control of Lender including, without limitation, any of the foregoing from time to time deposited in or credited to such Securities Account (the "**Securities**");

(b) all credit balances, accounts, general intangibles, instruments, documents, money, certificates of deposit (as such terms are defined in the UCC) and all other property of whatever kind or description now or hereafter held in the possession, custody or control of Lender including, without limitation, deposited in or credited to such Securities Account;

(c) any additional securities described in confirmations and other reports delivered by the Securities Intermediary to such Pledgor or the Lender in connection with any Securities Account, which additional securities are deemed to be Securities in such Securities Account for purposes of this Agreement (for purposes of this Agreement, "additional securities" shall include all investment property and options, including put and call option contracts);

(d) to the extent Schedule A hereto lists any Funds owned by such Pledgor, all of such Pledgor's right, title and interest in and to each such Fund (including all rights and remedies in, to and under the applicable limited partnership agreement, limited liability company agreement or other organizational and subscription documents relating to each such Fund) (the "**Fund Interests**"), whether such Fund Interests are held in or credited to such Pledgor's Securities Account or otherwise; and

(e) all dividends, distributions, interest and proceeds (and all income or payments in lieu of or in substitution for any of the foregoing) of any of the property described in clauses (a), (b), (c) or (d).

Notwithstanding the foregoing, the "Collateral" shall not include any Excluded Property.

5.2 Existing Margin Account. Notwithstanding anything contained herein to the contrary, the foregoing grant of a Lien in any Collateral contained in any Existing Margin Account shall not be effective until the respective Existing Margin Loan, if any, is repaid in full with the proceeds of a Loan. The parties hereto agree that the grant hereunder by any Pledgor of a Lien on any Collateral contained in any Existing Margin Account in favor of the Lender shall automatically be effective immediately after such repayment of the respective Existing Margin Loan without any further action by the parties hereto.

5.3 Establishment of the Securities Accounts. Each Pledgor directs the Securities Intermediary, and the Securities Intermediary agrees, subject to the terms of the applicable Account Agreements, to establish a Securities Account for such Pledgor, which shall be known by a title acceptable to the Lender to reflect the Lender's Lien in, and control over, such Securities Account. Each Pledgor, the Lender, and the Securities Intermediary each acknowledge and agree that (i) in establishing and maintaining such Pledgor's Securities Account, the Securities Intermediary is acting as a securities intermediary, and (ii) all property now or in the future in or credited to each Securities Account will be treated as financial assets under Article 8 of the UCC. For purposes of perfecting the Lender's Lien in any Collateral not constituting security entitlements, the Lender hereby appoints the Securities Intermediary as its agent and the Securities Intermediary hereby accepts such appointment and acknowledges that any such Collateral in its possession is being held for the benefit of the Lender. The parties hereto further agree that all securities or other property underlying any financial assets credited to any Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or indorsed in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no event will financial assets be registered in the name of any Loan Party, payable to the order of any Loan Party or specially indorsed to any Loan Party except to the extent that the foregoing shall have been indorsed to the Securities Intermediary or in blank. Each Pledgor and the Securities Intermediary each agree that, so long as this Agreement is in effect and Obligations are outstanding, they shall not enter into any control or similar agreement with any third party with

respect to any Securities Account. Notwithstanding any other agreement, New York shall be the Securities Intermediary's jurisdiction within the meaning of Section 8-110 of the UCC.

5.4 Control; Certain Rights in the Securities Accounts.

(a) The Lender may give either oral or written entitlement orders and other instructions of any kind or character to the Securities Intermediary in regard to each Securities Account. The Securities Intermediary shall comply with the Lender's entitlement orders and other instructions in regard to each Securities Account without further consent by any Loan Party. In following the Lender's instructions, the Securities Intermediary is under no duty to any Loan Party to determine whether a Payment Default or any other event has occurred. The Securities Intermediary shall neither accept nor comply with any entitlement orders or instructions from any Loan Party in regard to any Securities Account unless such entitlement orders or instructions have been given in accordance with Sections 5.5(a) or 5.5(b) below or have been consented to in writing by the Lender. The Lender is entitled to receive directly from the Securities Intermediary and, to the extent permitted by law and the internal policies of the Lender and the Securities Intermediary, each Pledgor irrevocably authorizes the Securities Intermediary to provide to the Lender, duplicates of any and all notices, confirmations, and statements of account that such Pledgor is entitled to receive with respect to its Securities Account and any and all information in its possession or control relating to its Securities Account.

(b) Notwithstanding the provisions of Section 5.4(a), as between the Lender and each Pledgor, the Lender agrees that it will not issue an entitlement order or other instruction with respect to such Pledgor's Securities Account or deliver a Notice of Exclusive Control to the Securities Intermediary unless: (A) such entitlement order or instruction has been approved or authorized by such Pledgor, (B) a Payment Default has occurred, or (C) such entitlement order or instruction is permitted by Section 5.8(b) hereof. This Section 5.4(b) is intended solely for the benefit of each Pledgor and in no way constitutes a limitation on the Lender's control over any Securities Account, including the Lender's right, at any time, to issue entitlement orders or otherwise instruct the Securities Intermediary in accordance with the provisions of Section 5.4(a).

5.5 Transactions in the Securities Accounts.

(a) Without the prior written consent of the Lender, no Pledgor shall affect, or shall permit to occur, any assignment, sale, transfer, pledge, redemption or any change in the composition of, the Collateral (whether through redemption, purchase or otherwise); provided, however, that the prior consent of the Lender shall not be required to effect, or permit to occur, the assignment, sale or transfer or change in the composition of the Collateral so long as (i) prior to and after giving effect thereto, no Payment Default shall have occurred, (ii) the aggregate outstanding Obligations do not then exceed the Maintenance Value of the Collateral, and such assignment, sale, transfer or change in the composition of the Collateral does not result in the aggregate outstanding Obligations exceeding the Maintenance Value of the Collateral at the time of such removal, assignment transfer or change, (iii) such assignment, sale, transfer or change in the composition of the Collateral is only being done in connection with such Pledgor's trading of the Collateral, or any portion thereof, and (iv) all proceeds of such trades are maintained in such Pledgor's Securities Account. Solely to the extent required in connection with an assignment, sale, transfer or change in the composition of the Collateral permitted in accordance with the preceding sentence, the Lender agrees to remove its Lien on such portion of the Collateral being assigned, sold, or transferred. Each Pledgor understands and agrees that any transaction made in its Securities Account may be reversed by the Lender if such transaction results in a breach of this Agreement or any applicable law, including, without limitation, Regulation U as adopted by the Board of Governors of the Federal Reserve System.

(b) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, upon request from any Pledgor, the Lender, in its sole discretion, may permit such Pledgor to withdraw funds or assets from such Pledgor's Securities Account; provided, however that the Lender, in its discretion, shall at all times retain the right to deny such withdrawal request and shall only permit such withdrawal if (and only if) no Notice of Exclusive Control shall have been delivered by the Lender to the Securities Intermediary at the time of such withdrawal and, after giving effect to any such withdrawal, (a) the aggregate outstanding Obligations do not exceed the Maintenance Value and (b) no Payment Default shall have occurred and be continuing.

(c) Upon receipt by the Securities Intermediary of a notice substantially in the form attached hereto as Annex III (any such notice, a "**Notice of Exclusive Control**"), the Securities Intermediary will not comply with any entitlement orders or other instructions concerning the Securities Accounts originated by any Loan Party or its representatives and will cease distributing interest or dividends on property in the Securities Accounts to the respective Loan Parties.

(d) Without limiting any other right or remedy available to the Lender under this Agreement or at law or in equity, the Lender may, upon the occurrence of a Payment Default or as permitted by Section 5.8(b) hereof, (a) buy or sell any or all Securities or other property which may be in the Securities Accounts; (b) cancel any open orders; and (c) exercise or refrain from exercising, terminate, liquidate or close, modify, extend, obtain or reestablish, any or all outstanding contracts or options and any or all hedges, related or associated positions, securities, or transactions.

5.6 Subordination. So long as this Agreement is in effect and Obligations are outstanding, the Securities Intermediary subordinates in favor of the Lender any Lien or right of set-off it has or may have against the Collateral, except for the Securities Intermediary's Liens.

5.7 [Intentionally Omitted].

5.8 Maintenance of Collateral.

(a) Each Pledgor jointly and severally agrees to maintain or cause to be maintained an amount of Collateral in its Securities Account so that at all times the aggregate outstanding Obligations are less than the Maintenance Value of the Collateral. If at any time the aggregate outstanding Obligations exceed the Maintenance Value of the Collateral, then promptly after demand by the Lender, but in no event later than the close of business on the date of demand by the Lender if such demand is made prior to noon (New York City time) on any Business Day or by the close of business on the next Business Day if such demand is made after noon (New York City time), either (i) the Borrower shall reduce the outstanding balance of the Obligations or (ii) the Pledgors shall deposit additional Collateral acceptable to the Lender in the Securities Accounts so that, after giving effect to such reduction or deposit, the aggregate outstanding Obligations do not exceed the Maintenance Value of the Collateral. The Lender has the right to begin to liquidate the Collateral immediately and apply proceeds to the Obligations if, in the sole judgment of the Lender, there has been a material adverse change in the Collateral (due to, among other things, a precipitous decline in the Value of such Collateral or in the daily trading volume of each item of collateral) and/or, in the sole judgment of the Lender, the ability for the Lender to obtain repayment has been impaired for any reason.

(b) In the event the Borrower or the Pledgors fail to comply with the requirements of Section 5.8(a) above, or a Payment Default or a change contemplated by Section 5.8(a) has occurred, then the Lender may, at its option from time to time and without demand for additional Collateral or notice of sale or purchase or any other notice to any Loan Party, (i) instruct the Securities Intermediary to cancel any open orders and close any or all outstanding contracts, liquidate any or all Collateral, withdraw and/or sell any or all Collateral and (ii) take any other actions to which it is entitled, whether pursuant to Article VIII or otherwise.

(c) Each Pledgor, jointly and severally, shall, if the Lender pays any calls or other monies payable on or with respect to any of the Securities in the Collateral (which the Lender shall not be obliged to do), indemnify the Lender or any agents acting on behalf of the Lender, which may include the Securities Intermediary, against such payment.

5.9 Maintenance Value Calculation. The Maintenance Value shall be calculated by the Lender in its discretion based on a percentage of the Value of such Collateral, as established by the Lender from time to time in accordance with Annex II hereto. At any time while this Agreement is in effect, the Lender may, in its discretion and without prior notice to any Loan Party, reduce the percentage applied to certain Collateral and/or assign no value to certain securities or other Collateral. No value will be assigned to any Collateral as to which any required consent to the pledge hereunder has not been obtained.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Lender that:

6.1 Constituent Instruments, Name, Etc.

(a) Such Loan Party's legal name and jurisdiction of incorporation or formation (if an entity) as of the date hereof is correctly set forth on the applicable signature page of such Loan Party hereto, and the other information regarding such Loan Party set forth in this Agreement is true, correct and complete on the date hereof.

(b) Each of the Constituent Instruments and resolutions or other authorizing action by directors, members, shareholders or trustees, as the case may be, of such Loan Party that have been delivered to Lender, if any, are in full force and effect on and as of the date hereof and have not been modified or rescinded.

6.2 Enforceable Obligations. Such Loan Party (a) if an individual, is competent to enter into this Agreement and the other Loan Documents to which it is a party and to perform its obligations hereunder and thereunder and (b) if a corporation, limited liability company, partnership, trust or other legal entity, is duly organized and validly existing in good standing under the laws of its jurisdiction of formation, is duly qualified and in good standing in all such foreign jurisdictions where its business or property so requires and has the power and authority to enter into this Agreement and the other Loan Documents to which it is a party and the Borrower has delivered to Lender evidence of the foregoing. The execution, delivery and performance by such Loan Party of the Loan

Documents to the extent it is a party thereto and the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been duly authorized by all necessary action, including necessary actions by directors, members, shareholders or trustees, as the case may be and: (i) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality (including Regulations U and X of the Board of Governors of the Federal Reserve System); (ii) if such Loan Party is a corporation, limited liability company, partnership, trust or other legal entity, will not violate its Constituent Instruments, (iii) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party is a party or by which such Loan Party or any of its property is bound; (iv) will not result in the creation or imposition of any lien upon any of the property of any Loan Party other than those in favor of the Lender, all pursuant to the Loan Documents; and (v) do not require the consent or approval of any governmental body, agency, authority or any other Person, except such consents as have been obtained. Each of the Loan Documents to which such Loan Party is a party when delivered hereunder shall constitute a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the rights and remedies of creditors and subject to the general principles of equity, regardless of whether considered in a proceeding in equity or at law.

6.3 Compliance with Laws. Such Loan Party is not in violation in any material respect of any applicable law, rule, regulation, order, judgment, writ or decree of any Governmental Authority applicable it or its property. If Loan Party is a corporation, limited liability company, partnership, trust or other legal entity, such Loan Party shall preserve and maintain its existence and all necessary rights, licenses and authority to own such Loan Party's property and assets and to transact the business in which such Loan Party is engaged.

6.4 Solvency. After giving effect to each Loan, such Loan Party shall be Solvent.

6.5 Foreign Assets Control Regulations, Etc. Such Loan Party is not (i) in violation of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended; (ii) on the Specially Designated Nationals and Blocked Person List maintained by OFAC and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation; (iii) in violation of the USA Patriot Act; (iv) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders; or (v) to the best of its knowledge, engaging in any dealings or transactions, or is otherwise associated, with any of the foregoing blocked Persons.

6.6 No Default. Such Loan Party is not, and after giving effect to this Agreement shall not be, in default in the payment or performance of any contractual obligation.

6.7 No Litigation. There are no actions, suits, litigations, arbitrations, administrative or other legal proceedings, or investigations, pending or threatened, against such Loan Party or any of the Collateral in which such Loan Party has rights that will or could affect such Loan Party's ability to enter into and perform its obligations under this Agreement or any of the transactions contemplated by this Agreement. There have not been any judgment(s) or other legal proceedings against such Loan Party in the past seven (7) years.

6.8 No Liens or Required Consents. If such Loan Party is a Pledgor, (a) all Collateral in which such Loan Party has rights is and shall be free and clear of any and all Liens (other than the Lien created by this Agreement or any other Loan Document and any Permitted Liens) and (b) such Loan Party has not consented to any Person complying with entitlement orders of any Person other than the Lender. In connection with the transfer and/or pledge to the Lender of the Collateral in which such Loan Party has rights, all required notices to third parties have been given and any required consents or approvals from third parties have been obtained. None of the Securities included in the Collateral in which such Loan Party has rights are entitled to the benefits of any registration rights agreement or similar agreement.

6.9 Rule 144; Insider. If such Loan Party is a Pledgor, either (a) none of the Collateral in which such Loan Party has rights consists of "restricted securities" within the meaning of Rule 144, or (b) with respect to any Collateral comprised of "restricted securities" as determined in accordance with Rule 144 and in which such Loan Party has rights, such restricted securities are eligible for sale by such Loan Party under Rule 144 as of the date of the agreement without restriction. Such Loan Party, within the preceding three months, has not been, and during the term of this Agreement will not become, an Insider with respect to the issuer of any of the Securities.

6.10 Fund Interests. To the extent such Loan Party has any Funds or Fund Interests listed next to its name on Schedule A hereto, (a) such Fund Interests constitute 100% of the applicable Loan Party's interests in such Funds and such Fund Interests are not evidenced by certificates, (b) such Loan Party has not caused or requested any such Fund to recognize or register any pledge of a Fund Interest, except in connection with the pledge of the Fund Interests hereunder and (c) each such Fund has opted into Article 8 of the UCC so that such Fund Interests are uncertificated securities within the meaning of Section 102(a)(18) of Article 8 of the UCC.

6.11 Investment Company Act. If such Loan Party is organized as a corporation, limited liability company, partnership or other legal entity, such Loan Party is not an "investment company," or a company

"controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Such Loan Party is subject to regulation under any federal or state statute or regulation which limits its ability to borrow money.

6.12 Trust Representation. If such Loan Party is organized as a trust, to the extent necessary, such Loan Party has consulted an independent legal or tax adviser and/or accountant concerning the proposed transactions under this Agreement and the other Loan Documents and with respect to such transactions, the trustee of such Loan Party signing below is properly exercising the powers granted a trustee under the Trust. If such Loan Party is organized as a trust, each trustee who signs on behalf of such Loan Party is authorized to execute and deliver Loan Documents on behalf of such Loan Party.

ARTICLE VII

COVENANTS

For so long as any Loan remains outstanding under this Agreement, unless the Lender shall otherwise consent in writing, each Loan Party shall:

7.1 Notice of Certain Events. Give, or cause the Borrower to give, the Lender prompt written notice of any of the following events:

(a) The breach by any Loan Party of any other covenant contained in any Loan Document.

(b) Such Loan Party becomes aware that any representation or warranty made in any Loan Document by any Loan Party was materially false or misleading as of the date such representation or warranty was made.

(c) The occurrence of any default under any of the other Loan Documents or any other agreement between any Loan Party, on the one hand, and any member of the Goldman Affiliated Group, on the other hand, or any other agreement that could have a material adverse effect on any Loan Party.

(d) Any Loan Party shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) become insolvent or admit in writing its inability or refusal to pay debts as they become due, (iv) apply for, seek, consent to, acquiesce in, or have appointed for it or any substantial portion of its property a receiver, custodian, trustee, examiner, liquidator or similar official, or (v) institute, or have commenced against it, any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it.

(e) The Security Documents shall for any reason fail to create a valid Lien in the Collateral, or any Loan Document shall fail to remain in full force or effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability thereof.

(f) An attachment or garnishment writ or the like is levied against all or any portion of any Securities Account or any Collateral.

(g) Any indebtedness of any Loan Party to any entity, lender or other Person (including any member of the Goldman Affiliated Group): (i) is not paid when due nor within any applicable grace period in any agreement relating to such indebtedness, or (ii) becomes due and payable before its normal maturity by reason of a default or event of default, however described.

(h) Final judgment for the payment of money is rendered against any Loan Party and within thirty (30) days from the entry of such judgment has not been discharged or stayed pending appeal or has not been discharged within thirty (30) days from the entry of a final order of affirmance on appeal.

(i) The filing or commencement of any action, suit or proceeding against any Loan Party, whether at law or in equity or by or before any court or any Governmental Authority, in each case, that could reasonably be expected to have a material adverse effect on any Loan Party or where the amount demanded is in excess of $250,000.

(j) If any Loan Party is a corporation, limited liability company, partnership, trust or other legal entity, any event or circumstance shall occur which could reasonably result in the dissolution or liquidation of such Loan Party, or if any Loan Party is an individual, such Loan Party dies or becomes or is declared (by an

appropriate legal authority) incompetent or of unsound mind.

7.2 Execution of Supplemental Instruments. Execute and deliver to the Lender from time to time, upon demand, such supplemental agreements, statements, assignments, transfers, instructions, instruments or documents as the Lender may request, and otherwise take any and all reasonable actions requested by the Lender, in order that the full intent of this Agreement may be carried into effect.

7.3 USA Patriot Act. Provide such information and take such actions as are reasonably requested by the Lender in order to assist the Lender with compliance with the Patriot Act; and such Loan Party shall at all times comply the USA Patriot Act.

7.4 Securities Accounts. Except as permitted by Section 5.5, not close or cause to be closed, such Loan Party's Securities Account, if any, or withdraw, or cause to be withdrawn, any securities or other funds from such Loan Party's Securities Account, if any.

7.5 Consents. Promptly execute and send to the applicable parties requests for any required consents that have not already been obtained to the pledge of any limited liability company, limited partnership or other interests included in the Collateral in which such Loan Party has rights.

7.6 Purpose. (a) Use the proceeds of the Loans in accordance with any Federal Reserve Form, Statement of Purpose for an Extension of Credit Secured by Margin Stock (Form U-1) executed by the Borrower in connection with the Loans.

(b) Not use any part of the proceeds of the Loans for the benefit of, or transfer any part of the proceeds of the Loans to, any affiliate of the Lender (an "**Affiliate Transaction**") without the prior consent of the Lender which consent may be given or withheld in the Lender's sole discretion. Each Loan Party acknowledges and agrees that Lender may, in its sole discretion, refuse to fund a borrowing if the Lender determines that such borrowing would result in an Affiliate Transaction.

7.7 Name, Etc. Without the prior written consent of the Lender, such consent not to be unreasonably withheld, not change (i) its legal name, (ii) its address or (iii) if such Loan Party is a corporation, limited liability company, partnership, trust or other legal entity, its jurisdiction of organization or situs for administration, or its Constituent Documents.

7.8 Financial Information. Promptly upon the request of the Lender, but in any event no later than thirty (30) days after receipt of such request, deliver to the Lender copies of such Loan Party's most recently filed federal and state tax returns, bank and brokerage statements and other financial statements reasonably requested by Lender.

ARTICLE VIII

DEEMED DEMAND, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Deemed Demand in Certain Events. If any event described in Section 7.1(d) occurs, the Lender shall be deemed to have declared the Obligations immediately due and payable and the Demand Date shall be deemed to have occurred without any election, notice or action on the part of the Lender.

8.2 Other Remedies.

(a) Upon the occurrence of a Payment Default or as otherwise permitted by Section 5.8 hereof, the Lender may exercise from time to time, any and all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) or any applicable laws in effect in any jurisdiction where any rights and remedies may be asserted and any and all rights and remedies available to it under any Loan Document. Upon the occurrence of a Payment Default, or as otherwise permitted by Section 5.8 hereof and without limiting any other rights of the Lender, the Lender in its sole discretion and without notice (which notice is expressly waived hereunder) and irrespective of whether (x) the Lender has made a demand for payment hereunder or under any other Loan Document or (y) the Obligations are due and payable, be contingent or unsecured, may also set-off any or all of the Obligations against any securities, cash, or other property of any Loan Party in the possession of the Lender (directly or through the Securities Intermediary as the Lender's agent) or any other member of the Goldman Affiliated Group and against any obligations owed to any Loan Party by the Lender or any other member of the Goldman Affiliated Group to the extent that it does not impact the Lender's ability to recover amounts owed to the Lender. **EACH LOAN PARTY UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS AGREEMENT, SUCH LOAN PARTY IS ALLOWING THE LENDER TO SET-OFF ANY OR ALL OBLIGATIONS OF SUCH LOAN PARTY TO THE LENDER OR ANY OTHER MEMBER OF THE GOLDMAN AFFILIATED GROUP AND BY ALLOWING FOR THE AFFILIATE SET-OFF, SUCH LOAN PARTY IS WAIVING**

ALL OF ITS RIGHTS TO LIMIT SET-OFF TO THOSE OBLIGATIONS WHICH ARE MUTUAL AS BETWEEN THE LENDER AND ANY LOAN PARTY; PROVIDED THAT IN NO EVENT SHALL ANY AFFILIATE OF THE LENDER BE ENTITLED TO NET OR SET-OFF ANY AMOUNTS OWED BY ANY LOAN PARTY TO THE LENDER OR ANY SUBSIDIARY OF THE LENDER TO THE EXTENT SUCH NET OR SET-OFF WOULD INCREASE THE AMOUNT OWED TO THE LENDER.

(b) Upon the occurrence of a Payment Default or as otherwise permitted by Section 5.8 hereof, and upon ten (10) days' prior written notice to the applicable Pledgor of the time and place of any proposed sale or other disposition with respect to the Collateral in which such Pledgor has rights or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Lender or any of its agents, the Lender may sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Lender deems best, and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived, and the Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of any Loan Party, any such demand, notice (other than the notice specified above) and right or equity being hereby expressly waived and released. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. With respect to that portion of the Collateral that is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market, the parties acknowledge and agree that the Lender need not furnish any Loan Party with notice of its intention to sell such Collateral.

(c) Each Loan Party recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, or other laws, the Lender, in the exercise of its rights and remedies hereunder may, with respect to any sale of all or any part of the Collateral, limit purchasers to Persons who are not United States Persons and/or who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof and who otherwise satisfy applicable legal and contractual restrictions on the transfer of such Collateral. Each Loan Party acknowledges that any such restricted or private sales may be at prices and on terms less favorable to such Loan Party than those obtainable through a public sale without such restrictions, but agrees that such sales are commercially reasonable so long as sales to the Lender or any of its affiliates are based on arm's length terms consistent with industry practice. Each Loan Party further acknowledges that any specific disclaimer of any warranty of title or the like by the Lender will not be considered to adversely affect the commercial reasonableness of any sale of Collateral.

(d) The Lender shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Article VIII conducted in a commercially reasonable manner. Each Loan Party hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the indebtedness under this Agreement, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree.

8.3 Amendments. The Lender and the Loan Parties may enter into written agreements supplemental hereto or the Loan Documents for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lender or such Loan Party hereunder or waiving any Payment Default hereunder. To be effective, any such amendment or waiver must be in writing and signed by the Lender and any such amendment must be in writing and signed by each Loan Party affected thereby.

8.4 Preservation of Rights; No Adverse Impact. No delay or omission of the Lender to exercise any right under this Agreement or any of the Loan Documents shall impair such right or be construed to be a waiver of any Payment Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. All remedies contained in the Loan Documents, or afforded by law, shall be cumulative and all shall be available to the Lender until the Obligations have been indefeasibly paid in full in cash.

8.5 DEMAND PAYMENT. EACH LOAN PARTY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS ARE PAYABLE ON DEMAND, THAT NO PROVISION OF ANY LOAN DOCUMENT OR OF ANY OTHER AGREEMENT BETWEEN ANY LOAN PARTY AND LENDER IS INTENDED TO OR SHALL IN ANY WAY LIMIT, PREJUDICE OR OTHERWISE AFFECT THE DEMAND NATURE OF THIS AGREEMENT, AND THAT THE LENDER SHALL HAVE THE ABSOLUTE AND UNCONDITIONAL RIGHT TO DEMAND PAYMENT OF THE OBLIGATIONS IN ITS DISCRETION, REGARDLESS OF THE EXISTENCE OF ANY PROVISION HEREOF OR OF ANY COMPLIANCE OR NON-COMPLIANCE BY ANY LOAN PARTY WITH ANY SUCH PROVISION.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations. All representations and warranties of each Loan Party contained in this Agreement shall survive delivery of the Loan Documents and the making of the Loans.

9.2 Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.3 Entire Agreement. The Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter thereof.

9.4 No Third Party Beneficiary. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

9.5 Expenses. Each Loan Party shall pay to the Lender on demand all expenses and costs (including, without limitation, all attorneys' fees and expenses) incurred in connection with (i) the protection of the Lender's rights hereunder or a breach by the any Loan Party of the Loan Documents; (ii) the collection and enforcement of all Obligations under the Loan Documents; (iii) any proceeding commenced by or against the any Loan Party under Title 11 of the U.S. Code; and (iv) entering into hedging or offsetting transactions to preserve or enforce the Lender's rights or to reduce any risk to the Lender of loss or delay. Each Loan Party's obligations under this Section shall survive the termination of the Loan Documents and payment of the Obligations. All such amounts shall be part of the Obligations.

9.6 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions of the Loan Documents in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.7 Non-liability of the Lender. The relationship between the Borrower and the Lender shall be solely that of borrower and lender and the relationship between the Guarantor and the Lender shall be solely that of guarantor and lender. The Lender shall have no fiduciary responsibilities to any Loan Party under this Agreement, any other Loan Document or in connection with the transactions contemplated hereby or thereby.

9.8 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

9.9 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THE PARTIES, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY THE LENDER OR ITS AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.12; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE LENDER AND ITS AGENTS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT

IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.9 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY AGREEMENT (OTHER THAN A LOAN DOCUMENT) BETWEEN ANY LOAN PARTY AND A MEMBER OF THE GOLDMAN AFFILIATED GROUP, THE PROVISIONS OF THIS SECTION 9.9 SHALL GOVERN THE RELATIONSHIP BETWEEN SUCH LOAN PARTY AND THE LENDER AND ITS AFFILIATES WITH RESPECT TO THE LOAN DOCUMENTS AND THEIR OBLIGATIONS THEREUNDER.

9.10 Indemnity.

(a) Each Loan Party hereby agrees to indemnify, defend and hold harmless the Lender and its officers, directors, employees, agents, representatives, successors and assigns (each, an "**Indemnified Person**") in connection with any losses, claims, damages, liabilities, obligations, penalties, actions, suits, costs, charges and expenses, including reasonable attorneys' fees, (i) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Document, or the transactions contemplated hereby or thereby, and with respect to any investigation, litigation or proceeding (including any bankruptcy, insolvency or appellate proceeding) related to this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or the use of the proceeds of the Loans, whether or not any Indemnified Party is a party thereto and (ii) which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation, or proceeding (including any bankruptcy or insolvency proceeding) or any action taken by any Person, with respect to any environmental claim or suit arising out of or related to any property of any Loan Party (all of the foregoing, the "**Indemnified Liabilities**"). Notwithstanding the foregoing, no Loan Party shall have any obligation to any Indemnified Person for any Indemnified Liabilities to the extent arising from the gross negligence or willful misconduct of such Indemnified Person as determined in a final, non-appealable decision of a court of competent jurisdiction or of an arbitration panel. Each Loan Party hereby acknowledges and agrees that any member of the Goldman Affiliated Group that grants a Lien in any of its assets as collateral security for the Loans shall have all rights of subrogation against such Loan Party.

(b) To the fullest extent permitted by applicable law, each Loan Party shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnified Person referred to in paragraph (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c) Each Loan Party agrees to hold harmless the Securities Intermediary and its affiliates and its directors, officers employees and agents from any and all claims, liabilities, and/or damages, in any way related to, or arising out of, or in connection with, the granting of the security interest or the Lender's exercise of rights under this Agreement or the other Security Documents, including any action or inaction by the Securities Intermediary in following the Lender's instructions regarding the Securities Account in accordance with this Agreement or any other Security Document.

(d) Each Loan Party's obligations under this Section shall survive the termination of the Loan Documents and payment of the Obligations.

9.11 Assignment, Etc.

(a) Binding Nature. This Agreement and all other Loan Documents shall be binding upon and shall be enforceable by the Borrower, the Lender and their respective heirs, successors and assigns, except that

the Borrower shall have no right to assign any of its rights or delegate any of its Obligations hereunder or under any other Loan Document without the prior written consent of the Lender, which consent shall be in the sole and absolute discretion of the Lender. The Lender may at any time change the office through which it is acting for the purpose of this Agreement and the other Loan Documents and may at any time act for this purpose through more than one office.

(b) Lender's Right to Assign, Participate, etc. The Lender may assign, transfer and/or pledge to one or more banks or other entities its rights and obligations under this Agreement and the other Loan Documents, in whole or in part at any time (including, without limitation, all or a portion of the Loans owing to it). Any assignee or transferee of the Lender's rights and/or obligations shall be entitled to the full benefit of this Agreement and the other Loan Documents to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it. The Lender may sell participating interests in any Loan owing to Lender, any Note held by such Lender or any other interest of such Lender under this Agreement and the other Loan Documents to one or more banks or other entities ("Participants"). In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such participating interests, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under the Loan Documents. The Lender may, in connection with any assignment of participation or proposed assignment or proposed participation, disclose to the assignee or participant or proposed assignee or proposed participant any information relating to the Borrower and the Loan Documents as the Lender may deem appropriate.

9.12 Giving Notice. Unless otherwise provided herein, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address as follows (unless otherwise designated in writing to the other parties): (a) if to any Loan Party, at the address set forth below such Loan Party's name on the signature pages hereto and (b) if to the Lender, at the address set forth below the Lender's name on the signature page hereto. Unless otherwise provided herein, any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after being sent; any notice, if transmitted by facsimile, shall be deemed given when transmitted with a confirmation of receipt; any notice, if hand delivered, shall be deemed given on the date of such delivery; and any notice, if mailed by overnight courier, shall be deemed given on the date of such delivery. The Lender may choose in its sole and absolute discretion to accept Notices of Borrowing submitted electronically pursuant to procedures and systems approved by the Lender.

9.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Facsimiled or other electronic format (i.e. "pdf" or "tif") signatures to this Agreement shall be valid. This Agreement shall be effective when it has been executed by each Loan Party, the Lender and the Securities Intermediary.

9.14 Joint and Several Liability. If the Borrower consists of more than one Person (each a "**Co-Borrower**"), references herein to "Borrower" shall be read as "each Co-Borrower", "all Co-Borrowers", or "any or all Co-Borrowers", jointly and severally, whichever reading maximizes the Lender's rights and the Co-Borrowers' Obligations under this Agreement. If the Guarantor consists of more than one Person (each a "**Co-Guarantor**"), references herein to "Guarantor" shall be read as "each Co- Guarantor", "all Co- Guarantor", or "any or all Co-Guarantor", jointly and severally, whichever reading maximizes the Lender's rights and the Co- Guarantors' Obligations under this Agreement. Each Co-Borrower agrees that each Co-Borrower will have authority on behalf of all Co-Borrowers to deal with the Lender as fully and completely as if each was the sole borrower under this Agreement, all without notice to the other Co-Borrowers. Notwithstanding the foregoing, each Co-Borrower agrees that the Lender may, at its discretion, (a) require joint instruction from some or all of the Co-Borrowers before taking action under this Agreement and (b) if the Lender received instructions from any Co-Borrower that are, in the Lender's opinion, in conflict with instructions received from any other Co-Borrower, comply with any of these instructions and/or advise each Co-Borrower of the apparent conflict and/or take no action as to any of these instructions until it receives instructions from any or all of the Co-Borrowers that are satisfactory to the Lender. Notice provided by the Lender to any Co-Borrower will be deemed notice to all Co-Borrowers. Each Co-Borrower further agrees that he, she or it will be jointly and severally liable for the Obligations with each other Co-Borrower.

9.15 Reinstatement of Obligations. If and to the extent the Lender or the Securities Intermediary receives any payment with respect to the Obligations or this Agreement and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by the Lender or the Securities Intermediary or paid over to a trustee, receiver, or any other entity, whether under any bankruptcy law or otherwise (any such payment is referred to as a "**Returned Payment**"), then this Agreement shall continue to be effective or shall be reinstated, as the case may be, to the extent of such payment or repayment by the Lender or the Securities Intermediary, and the indebtedness or part thereof intended to be satisfied by such Returned Payments shall be revived and continued in full force and effect as if the Returned Payment had not been made.

9.16 Disclosure of Certain Risks and Potential Conflicts of Interest.

(a) To the extent the Collateral includes Funds and Fund Interests and such Fund Interests are issued by a member of the Goldman Affiliated Group, each Loan Party acknowledges that it has received, read and understood the disclosure set forth on Exhibit A, which provides a summary description of the risks and potential conflicts of interest relating to the various capacities in which the Lender and its affiliates are acting in connection with the Funds and the Collateral and acting as Lender.

(b) The Borrower acknowledges that, to the extent the Collateral includes municipal securities, shares of municipal bond funds or shares of mutual funds invested in municipal securities, a ratable portion of otherwise tax deductible interest expense incurred on the Loans may not be tax deductible.

9.17 Consent Agreements; Fund Interests; Updates to Schedule A. To the extent that there are any Funds or Fund Interests listed on Schedule A hereto:

(a) The parties hereto acknowledge and agree that, with respect to any Collateral consisting of Fund Interests, this Agreement is subject to the terms of the applicable Consent Agreement, and that notwithstanding anything contained in any notice or entitlement order to the contrary, if any Loan Party desires to cause the redemption, liquidation or transfer of any interests in any Fund which are held in its Securities Account, it shall be required to effect such redemption, transfer or liquidation in accordance with the applicable Consent Agreement and the Securities Intermediary shall have no obligation to do so on behalf of such Loan Party.

(b) Each Pledgor shall instruct each Fund pledged by it hereunder, if any, to provide copies of all notices, reports and other information regarding such Fund to the Lender at the same time as such Fund provides them to such Pledgor. In addition, each Pledgor hereby authorizes the Lender to request any and all such information from each such Fund directly.

(c) Each Pledgor shall cause each Fund pledged by it hereunder, if any, to pay and/or transfer any and all distributions in respect of any Fund Interests directly to the applicable Securities Account or to such other account as the Lender shall notify such Pledgor, to be held as Collateral. If any Pledgor shall, as a result of its ownership of any Collateral, receive any Fund Interests or any other property, whether in addition to, in substitution for, or in exchange for any Fund Interests, then such Pledgor shall accept the same as agent for the Lender, hold the same in trust for the Lender and forthwith cause the same to be credited to the applicable Securities Account (or deliver certificates, instruments or any other writings evidencing the same, indorsed in blank, or assignments of such Fund Interests or property in blank), as additional collateral security for the Obligations. Any sums paid upon or in respect of any Fund Interests upon the redemption of such Fund Interests or the liquidation or dissolution of any Fund and any distribution of capital made on or in respect of such Fund Interests or any property which is distributed upon or with respect to such Fund Interests pursuant to the recapitalization or reclassification of the capital of the applicable Fund or pursuant to the reorganization thereof, shall be deposited and credited to a Securities Account (or distributed and delivered forthwith to the Lender to be held) as Collateral and applied in accordance with this Agreement and the other Loan Documents. All distributions or payments on or with respect to Collateral not otherwise referred to in this clause (c) which are received by any Pledgor contrary to the provisions of the Loan Documents shall be received in trust for the benefit of the Lender, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement) to be held as Collateral.

(d) The parties hereto agree that from time to time the Lender may in its sole discretion amend or supplement such Schedule A to include additional Fund(s) if the requisite Consent Agreement for such Fund is executed and delivered by the applicable Pledgor, the additional Fund and the manager of such additional Fund, and any other conditions required by this Agreement are fully satisfied.

9.18 USA Patriot Act. The Lender hereby notifies each Loan Party that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.

9.19 Waiver. Each Guarantor hereby waives any notices or confirmations whatsoever of acceptance by the Lender of this Agreement and as to the current condition of the Obligations or any changes therein from time to time and the manner of advancing or collecting the same or otherwise. Each Guarantor hereby waives any demands or notices whatsoever and any requirement of legal or equitable proceedings or otherwise by the Lender against the Borrower or any other guarantor of the Obligations or any collateral securing the Obligations or the obligations hereunder as a condition precedent to enforcing the obligations of such Guarantor hereunder. To the extent not referred to above, each Guarantor hereby waives all defenses (other than payment) which the Borrower may now or hereafter have to the payment of the Obligations, together with all suretyship defenses, which could otherwise be asserted by the Guarantor.

9.20 Waiver of Subrogation. Each Guarantor agrees not to exercise any rights which it may acquire by way of subrogation or by any indemnity, reimbursement or other agreement until all the Obligations have been

indefeasibly paid in full in cash and the Loan Documents have been terminated. If any amount shall be paid to any Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Obligations, whether matured or unmatured.

9.21 Other Disclosures.

(a) Each Loan Party acknowledges that it has received, read and understood the privacy notice set forth on Annex IV.

(b) Each Loan Party acknowledges that it has received, read and understood the notice of potential conflicts of interest set forth on Annex V.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below the Lender's signature hereto

LENDER:

GOLDMAN SACHS BANK USA

By: ______________________________

Name: ______________________________

Title: ______________________________

Date: ______________________________

Address: 200 West Street
New York, NY 10282-2198

Facsimile: 801-884-1525

SECURITIES INTERMEDIARY:

GOLDMAN, SACHS & CO.

By: ______________________________

Name: ______________________________

Title: ______________________________

Address: 200 West Street
New York, NY 10282-2198

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

MailingID:107024

EACH LOAN PARTY ACKNOWLEDGES THAT THE LOANS MADE PURSUANT TO THIS AGREEMENT ARE PAYABLE IN FULL UPON DEMAND BY THE LENDER.

BORROWER:

Insert Name: ______________________________

By: ______________________________

Name: ______________________________

Title (if applicable). ______________________________

Jurisdiction of organization or formation (if entity): ______________

Notice Address: ______________________________

____

____

Facsimile: ______________________________

Existing Margin Account (if any): ______________

Tax Identification Number (if a Trust): ______________

Names of all current Trustees (if a Trust) ______________

____

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

MailingID:107024